Exhibit 1.1

EXECUTION VERSION

Allegion US Holding Company Inc.

3.200% Senior Notes due 2024

3.550% Senior Notes due 2027

Underwriting Agreement

September 18, 2017

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Allegion US Holding Company Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 3.200% Senior Notes due 2024 (the “2024 Securities”) and $400,000,000 principal amount of its 3.550% Senior Notes due 2027 (the “2027 Securities”, and, together with the 2024 Securities, the “Securities”). The Securities will be issued pursuant to an Indenture (the “Base Indenture”) to be dated as of October 2, 2017, among the Company, Allegion plc, an Irish public Company (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture to be dated as of October 2, 2017, among the Company, the Guarantor and the Trustee, related to the 2024 Securities (the “2024 Supplemental Indenture”) and the Second Supplemental Indenture to be dated as of October 2, 2017, among the Company, the Guarantor and the Trustee, related to the 2027 Securities (the “2027 Supplemental Indenture” and, together with the Base Indenture and the 2024 Supplemental Indenture, the “Indenture”), and will be jointly and severally guaranteed on an unsecured senior basis by the Guarantor (the “Guarantees”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.	Registration Statement.

The Company and the Guarantor have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-204424), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 2:51 P.M. (New York City time) on the date of this Agreement, the time when sales of the Securities were first made (the “Time of Sale”), the Company and the Guarantor had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 18, 2017, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule 2 hereto.

2.	Purchase of the Securities.

(a)	The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.319% in the case of the 2024 Securities, and (ii) 99.108% in the case of the 2027 Securities, of the principal amount thereof plus accrued interest, if any, from October 2, 2017 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)	The Company and the Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in your judgment is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company and the Guarantor acknowledge and agree that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)	Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore, LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on October 2, 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as you and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)	Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to you against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by you not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.	Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

(a)	No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not, as of its respective date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following in the Preliminary Prospectus and the Prospectus under the caption “Underwriting (Conflicts of Interest)”: the third sentence in the third paragraph, the third and fourth sentences in the eighth paragraph, and the ninth paragraph (the “Underwriter Information”).

(b)	The Time of Sale Information, as of the Time of Sale, did not, and as of the Closing Date, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Time of Sale Information in reliance upon and in conformity with the Underwriter Information.

(c)

The Company and the Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 2 hereto which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by you, and the document set forth on Schedule 4 hereto. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby), did not conflict with the information contained in the Time of Sale Information or Prospectus and, when as supplemented by and when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not at the Time of Sale, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in any Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information.

(d)	The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements or omissions made in the Registration Statement and the Prospectus and any amendment or supplement thereto in reliance upon and in conformity with the Underwriter Information.

(e)	The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Guarantor and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Guarantor and its subsidiaries and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)	Neither the Guarantor nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any “Material Adverse Effect” otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus. For the purposes of this Agreement, a “Material Adverse Effect” means any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, operations, earnings, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, taken as a whole.

(h)	Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Guarantor and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, and (ii) any real property and buildings held under lease by the Guarantor and its subsidiaries is held by them under valid, subsisting and enforceable leases.

(i)	The Guarantor and each of its subsidiaries have been duly incorporated or formed and are validly existing entities in good standing under the laws of their respective jurisdiction of incorporation or formation, with all power and authority necessary to own their properties and conduct their business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, have been duly qualified as foreign corporations, limited liability companies or limited partnerships for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification.

(j)	Each of the Company and the Guarantor has an authorized capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company and the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other ownership interests of each subsidiary of the Guarantor, including the Company, have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims, as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(k)	The Company and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including each Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantor.

(l)

The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture under which they are to be issued, which will be substantially in the form previously delivered to you; the Indenture has been duly authorized by the

Company and the Guarantor and, upon effectiveness of the Registration Statement, was or will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the Company, the Guarantor and the Trustee, the Indenture will constitute a valid and legally binding instrument of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); each Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for by the Underwriters as provided herein, each will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Transaction Documents conform in all material respects to the descriptions thereof in each of the Registration Statement, the Time of Sale Information and the Prospectus, and will be in substantially the form previously delivered to you.

(m)	None of the transactions contemplated by this Agreement (including the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(n)	Prior to the date hereof, neither the Guarantor nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Guarantor or the Company in connection with the offering of the Securities.

(o)

The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the issuance of the Guarantees, compliance by the Company and the Guarantor with all of the provisions of the Transaction Documents to which each is a party, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Guarantor is a party or by which the Company or the Guarantor is bound or to which any of the property or assets of the Company or the Guarantor is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation, By-laws or other applicable constitutional documents of the Company or the Guarantor or (iii) result in the violation of any statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Guarantor or any of their properties, except in the case of clauses (i) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions herein and therein contemplated. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities, the issuance of the Guarantees or the consummation by the Company and the Guarantor of the transactions contemplated by each of the Transaction

Documents to which each is a party except (A) for the registration of the Securities and the Guarantees under the Securities Act; (B) such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters; (C) the qualification of the Indenture under the Trust Indenture Act; and (D) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)	Neither the Company nor the Guarantor is (i) in violation of its Certificate of Incorporation, By-laws or other applicable constitutional documents; (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or the Guarantor or any of their properties except, in the case of clauses (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)	The statements set forth in the Prospectus and the Time of Sale Information under the captions “Description of the Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, and under the caption “Material United States Federal Income Tax Consequences To Non-U.S. Holders” insofar as they purport to describe the provisions of the laws referred to therein, are accurate, complete and fair in all material respects.

(r)	Other than as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings (“Actions”) pending to which the Guarantor or any of its subsidiaries is a party or of which any property of the Guarantor or any of its subsidiaries is the subject which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect the consummation of the transactions contemplated hereunder; and, to the knowledge of the Company or the Guarantor, no Actions are contemplated or threatened by governmental authorities or others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s)	Neither the Company nor the Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, none of them will be an “investment company”, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(t)	The Guarantor and its subsidiaries on a consolidated basis have established a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive officers and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Guarantor’s internal control over financial reporting is effective and there are no material weaknesses in the Guarantor’s internal control over financial reporting.

(u)	The Guarantor has established “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and are designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(v)	To the knowledge of the Company or the Guarantor, PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements of the Guarantor and its subsidiaries, are an independent registered public accounting firm with respect to the Guarantor and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Guarantor and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) to the knowledge of the Company and the Guarantor, the Guarantor’s and the Guarantor’s subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Guarantor and its subsidiaries have not received any written notice of any adverse claim relating to Intellectual Property; and (iv) to the knowledge of the Company or the Guarantor, the Intellectual Property of the Guarantor and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(x)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Guarantor and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and (ii) except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Guarantor or any of its subsidiaries or any of their respective properties or assets.

(y)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Guarantor and its subsidiaries possess all material licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Guarantor nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(z)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no material labor disturbance by or dispute with employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Company and of the Guarantor, is contemplated or threatened and neither the Guarantor nor any of its subsidiaries is aware of any existing or imminent material labor disturbance by, or dispute with, the employees of any of the Guarantor’s or any of the Guarantor’s subsidiaries’ principal suppliers, contractors or customers. Neither the Guarantor nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(aa)

(i) The Guarantor and its subsidiaries (A) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety (as affected by exposure to hazardous or toxic substances or wastes, pollutants or contaminants), protection of the environment or natural resources, or the use, management, storage, treatment or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except, in each of clauses (A)-(C) of this Section 3(aa)(i), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) except as described in each of the Time of Sale Information and the Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Guarantor or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed.

(bb)	Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Guarantor and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks, in the Guarantor’s reasonable judgment, as are adequate to protect the Guarantor and its subsidiaries and their respective businesses; and neither the Guarantor nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(cc)	On and immediately after the Closing Date, the Guarantor and its subsidiaries (after giving effect to the issuance and sale of the Securities, the issuance of the Guarantees and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this Section 3(cc), the term “Solvent” means that (i) the fair value of the assets of the Guarantor and its subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Guarantor and its subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Guarantor and its subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (iv) the Guarantor and its subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted. For purposes of this Section 3(cc), the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(dd)

Neither the Guarantor nor any of its subsidiaries, nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries has in any material respect (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made on behalf of the Guarantor or any of its subsidiaries any direct or indirect unlawful payment or benefit to any foreign or domestic government official, employee, entity or affiliate; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Guarantor and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote compliance with applicable anti-bribery and anti-corruption laws in all material respects.

(ee)	The operations of the Guarantor and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping in all material respects and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Guarantor or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Guarantor or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(ff)	None of the Guarantor, any of its subsidiaries, nor, to the knowledge of the Company or the Guarantor, any director, officer, agent, employee or affiliate of the Guarantor or any of its subsidiaries is in any material respect currently the subject or, to the knowledge of the Company or the Guarantor, the target of any sanctions administered or enforced by the U.S. government, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Guarantor or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Company nor the Guarantor will directly or knowingly indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of funding or facilitating any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions.

(gg)	Neither the Guarantor nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(hh)	No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ii)	There is and has been no failure on the part of the Guarantor or the Company or any of the Guarantor’s or Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(jj)	The Guarantor is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, and in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(kk)	Except as disclosed in each of the Time of Sale Information and the Prospectus, no stamp, issuance or other similar taxes are payable by or on behalf of the Underwriters in the Republic of Ireland or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Securities in the manner contemplated in the Time of Sale Information and the Prospectus, (ii) the creation, issue or delivery by the Guarantor of the Guarantees, (iii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement, (iv) the sale and delivery by the Underwriters of the Securities as contemplated by this Agreement, the Time of Sale Information and the Prospectus or (v) the execution and delivery of this Agreement and the other Transaction Documents.

(ll)	Neither the Guarantor nor any of its subsidiaries or their respective properties or assets has immunity under Irish, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Irish, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Guarantor or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company and the Guarantor have, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(mm)	Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or the Guarantor based upon any of the Transaction Documents would be declared enforceable against the Company or Guarantor by the courts of the Republic of Ireland, without reconsideration or reexamination of the merits.

(nn)	The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Republic of Ireland and will be honored by the courts of the Republic of Ireland, subject to the restrictions described under the caption “Service of Process and Enforcement of Liabilities” in the Registration Statement, the Time of Sale Information and the Prospectus. The Company and the Guarantor have the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(oo)	The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Irish law or public policy.

(pp)	The legality, validity, enforceability or admissibility into evidence of this Agreement in the Republic of Ireland is not dependent upon such document being submitted into, filed or recorded with any court or other authority in such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in such jurisdiction on or in respect of this Agreement.

(qq)	Each Underwriter is entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company or the Guarantor for the enforcement of its respective rights under this Agreement, the Securities and the Guarantees and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Republic of Ireland may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

4.	Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a)	The Company and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Schedule 3 hereto) to the extent required by Rule 433 under the Securities Act; and the Company and the Guarantor will file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company and the Guarantor will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as you may reasonably request. The Company or the Guarantor will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)	Unless such documents are publicly available on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system, the Company or the Guarantor will deliver, without charge, to each Underwriter (i) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (ii) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as you may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)	Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company or the Guarantor will furnish to you and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which you reasonably object promptly after reasonable notice thereof.

(d)	The Company or the Guarantor will advise you promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company or the Guarantor of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company or the Guarantor of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and each of the Company and the Guarantor will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)

If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) if for any reason, it shall be necessary or desirable to amend or supplement the Time of Sale

Information to comply with law, the Company or the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as you may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)	If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company or the Guarantor will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission and furnish to the Underwriters and to such dealers as you may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented, including such documents to be incorporated by reference, will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)	Promptly from time to time, the Company and the Guarantor will take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws or Blue Sky laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(h)	The Guarantor will make generally available to its security holders and you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Guarantor occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)	During the period beginning from the date hereof and continuing until the Closing Date, the Company and the Guarantor will not, without your prior written consent, offer, sell contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to any securities of the Company that are substantially similar to the Securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing.

(j)	The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”.

(k)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l)	The Company and the Guarantor will not be or become, at any time prior to the expiration of one year after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(m)	The Company and the Guarantor, jointly and severally, will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Securities by the Company to the Underwriters and on the execution and delivery of this Agreement.

5.	Certain Agreements of the Underwriters. Each Underwriter hereby severally represents and agrees that:

(a)	It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company), other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 2 or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Schedule 3 hereto without the consent of the Company.

(b)	It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.

Payment of Expenses. The Company and the Guarantor covenant and agree, jointly and severally, with the several Underwriters that the Company or the Guarantor will pay, or cause to be paid, the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsels and accountants in connection with the issue of the Securities and the Guarantees and all other expenses in connection with the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof, including the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the costs of reproducing and distributing each of the

Transaction Documents, any Blue Sky Memorandum, closing documents (including any compilations thereof), and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(g) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and the Guarantees to the Underwriters and any taxes payable in that connection; (vi) the fees and expenses of the Trustee, any agent of the Trustee or any paying agent and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) 50% of all roadshow aircraft expenses, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6; and (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA. It is understood, however, that, except as provided in this Section 6, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities or Guarantees by them, and any advertising expenses connected with any offers they may make.

7.	Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantor herein are, at and as of the date hereof and the Closing Date, true and correct, the condition that each of the Company and the Guarantor shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to your reasonable satisfaction.

(b)	Cravath, Swaine & Moore LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(c)	Simpson Thacher & Bartlett LLP, counsel for the Company and the Guarantor, shall have furnished to you their written opinion and negative assurance letter, in each case dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you.

(d)	Arthur Cox, Irish counsel for the Guarantor, shall have furnished to you their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to you.

(e)	On the date of this Agreement and also at the Closing Date, PwC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)	Since the respective dates as of which information is given in each of the Time of Sale Information and the Prospectus, there shall not have been any Material Adverse Effect, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(g)	On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or any other debt securities issued or guaranteed by the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h)	On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “Exchange”); (ii) a suspension or material limitation in trading in any of the securities issued or guaranteed by the Guarantor or any of its subsidiaries on the Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) of this Section 7(i) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(i)	The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company and the Guarantor satisfactory to you as to (i) the accuracy of the representations and warranties of the Company or the Guarantor, as applicable, herein at and as of such Closing Date, (ii) the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, (iii) the matters set forth in subsection (g) of this Section 7 and (iv) such other matters as you may reasonably request.

8.	Indemnification and Contribution.

(a)	(i) The Company and the Guarantor, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Time of Sale Information, in reliance upon and in conformity with the Underwriter Information.

(b)

Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Guarantor against any losses, claims, damages or liabilities to which the Company and the Guarantor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Time of Sale Information in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) of this Section 8, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Merrill Lynch, Pierce, Fenner & Smith Incorporated, any such separate firm for the Company, the Guarantor, their respective directors and officers and any control persons of the Company and the Guarantor shall be designated in writing by the Company. No indemnifying party (x) shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (II) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)

If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 8 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor, on the one hand, or the Underwriters on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e)	The obligations of the Company and the Guarantor under this Section 8 shall be in addition to any liability which the Company or the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and affiliate of each Underwriter and each person, if any, who controls any Underwriter, within the meaning of the Securities Act and Exchange Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantor and to each person, if any, who controls the Company and the Guarantor within the meaning of the Securities Act and Exchange Act.

9.	Defaulting Underwriter.

(a)	If, on the Closing Date, any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If, within thirty-six hours after such default by any Underwriter, you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information and the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement, the Time of Sale Information and the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement, unless the context otherwise requires, shall include any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) of this Section 9, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) of this Section 9, the aggregate principal amount of Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) of this Section 9 to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.	The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or any director, officer, affiliate or controlling person of any Underwriter, or the Company or the Guarantor, or any officer, director, affiliate or controlling person of the Company or the Guarantor, and shall survive delivery of and payment for the Securities.

11.	If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company and the Guarantor will, jointly and severally, reimburse the Underwriters through you for all expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.	In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

13.	All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to you, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal. Notices to the Company and the Guarantor shall be given to them at the address of the Company set forth in the Prospectus, Attention: Secretary.

14.	In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.	This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company, the officers, directors and affiliates of the Underwriters, and each person who controls the Company, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

16.	Time shall be of the essence of this Agreement.

17.	The Company and the Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Guarantor, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantor on other matters) or any other obligation to the Company or the Guarantor except the obligations expressly set forth in this Agreement and (d) the Company and the Guarantor have consulted their own legal and financial advisors to the extent deemed appropriate. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Guarantor, in connection with such transaction or the process leading thereto.

18.	This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

19.

THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company and the Guarantor agree that any suit or proceeding against it brought by any Underwriter, the affiliates, directors, officers or employees of any Underwriter, or by any person who controls any Underwriter, arising in respect of this Agreement or the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York. The Company and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and the Guarantor agree that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which Company and the Guarantor, as applicable, is subject by a suit upon such judgment. Each Underwriter agrees that any suit or proceeding against it brought by the Company or the Guarantor, or by any person who controls the Company or the Guarantor, arising in respect of this Agreement or the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York. Each Underwriter hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Underwriter waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.

20.	The Guarantor irrevocably appoints Schlage Lock Company LLC, a Delaware limited liability company, located at 11819 North Pennsylvania Street, Carmel, Indiana 46032, and Schlage Lock Company LLC hereby accepts such appointment, as the Guarantor’s authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or the Guarantor, as the case may be, by the person serving the same to the address provided in this Section 20, shall be deemed in every respect effective service of process upon the Company or the Guarantor in any such suit or proceeding. The Guarantor hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

21.	To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Republic of Ireland, or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company and the Guarantor hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

22.

The obligation of the parties to make payments under this Agreement is in U.S. dollars (the “Obligation Currency”) and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and the party which is to receive such payment agrees to pay to the party liable to make such payment the amount (if any) by which such receipt, shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the rate at which, in accordance with normal banking procedures, the Underwriters could purchase the Obligation Currency with such other currency in the City of New York on the business day preceding that on which the final judgment is given.

23.	The Company, the Guarantor and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

25.	For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) whenever the words “include”, “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.

26.	No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

27.	The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us, one counterpart for the Company, the Guarantor and you plus one for each counsel hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

Allegion plc

By:	/s/ Patrick S. Shannon
Name:	Patrick S. Shannon
Title:	Senior Vice President and Chief Financial Officer

Allegion US Holding Company Inc.

By:	/s/ Patrick S. Shannon
Name:	Patrick S. Shannon
Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Happy Hazelton
Name:	Happy Hazelton
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

Wells Fargo Securities, LLC

By:	/s/ John Scerri
Name:	John Scerri
Title:	Managing Director

As the representatives and on behalf of the several Underwriters listed in Schedule 1 hereto.

[Representatives Signature Page to UA]

SCHEDULE 1

Underwriter	Principal Amount of 2024 Securities to be Purchased	Principal Amount of 2027 Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$80,000,000	$80,000,000
J.P. Morgan Securities LLC	80,000,000	80,000,000
Wells Fargo Securities, LLC	80,000,000	80,000,000
BNP Paribas Securities Corp.	28,000,000	28,000,000
Citigroup Global Markets Inc.	28,000,000	28,000,000
Credit Suisse Securities (USA) LLC	28,000,000	28,000,000
Goldman Sachs & Co. LLC	28,000,000	28,000,000
Fifth Third Securities, Inc.	9,600,000	9,600,000
MUFG Securities Americas Inc.	9,600,000	9,600,000
PNC Capital Markets LLC	9,600,000	9,600,000
TD Securities (USA) LLC	9,600,000	9,600,000
U.S. Bancorp Investments, Inc.	9,600,000	9,600,000

Total	$400,000,000	$400,000,000

SCHEDULE 2

Time of Sale Information

•	Pricing Term Sheet, dated September 18, 2017, substantially in the form of Schedule 3.

SCHEDULE 3

Pricing Term Sheet

Filed Pursuant to Rule 433

to Preliminary Prospectus dated September 18, 2017

Registration Statement No. 333-204424

Date: September 18, 2017

Allegion US Holding Company Inc.

Issuer:	Allegion US Holding Company Inc.

Guarantor:	Allegion plc

Security:	Unsecured Senior Notes

Ratings(1):	[Intentionally Omitted]

Format:	SEC-Registered

Security Description:	3.200% Senior Notes due 2024 (the “2024 Notes”)	3.550% Senior Notes due 2027 (the “2027 Notes”)

Maturity Date:	October 1, 2024	October 1, 2027

Principal Amount:	$400,000,000	$400,000,000

Gross Proceeds:	$399,776,000	$399,032,000

Net Proceeds (Before Expenses):	$397,276,000	$396,432,000

Coupon:	3.200%	3.550%

Offering Price:	99.944%	99.758%

Yield to Maturity:	3.209%	3.579%

Spread to Treasury:	+115 bps	+135 bps

Benchmark Treasury:	1.875% UST due August 31, 2024	2.250% UST due August 15, 2027

Benchmark Treasury Price and Yield:	98-26 / 2.059%	100-06 / 2.229%

Trade Date:	September 18, 2017

Settlement Date(2):	October 2, 2017 (T+10)

Record Dates:	Every March 15 and September 15 preceding each Interest Payment Date

Interest Payment Dates:	Semi-annually on April 1 and October 1 of each year, beginning on April 1, 2018

Make-Whole Call:	Make-whole call at T+20 bps prior to August 1, 2024	Make-whole call at T+25 bps prior to July 1, 2027

Par Call:	Beginning on August 1, 2024	Beginning on July 1, 2027

Special Redemption for Taxation Reasons:	Special optional redemption at 100% of principal plus accrued and unpaid interest upon the occurrence of specified tax events described under the caption “Description of the Notes—Redemption for Taxation Reasons” in the Preliminary Prospectus.

Change of Control Repurchase Event Put:	At 101% of principal plus accrued and unpaid interest

Denominations:	$2,000 x $1,000

Bond Identifiers:	CUSIP: 01748N AD6	01748N AE4

	ISIN: US01748NAD66	US01748NAE40

Bookrunners:

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co. LLC

Co-Managers:	Fifth Third Securities, Inc. MUFG Securities Americas Inc. PNC Capital Markets LLC TD Securities (USA) LLC U.S. Bancorp Investments, Inc.

Additional Changes to Preliminary Prospectus:
The following discussion supplements and supersedes the information contained in the Preliminary Prospectus to the extent inconsistent with such Preliminary Prospectus:
Pro Forma Ratio of Earnings to Fixed Charges:

On a pro forma basis, our ratio of earnings to fixed charges would have been 6.0 for the year ended December 31, 2016 and 7.8 for the six months ended June 30, 2017, after giving effect to the issuance of the 2024 Notes and the 2027 Notes (together, the “Notes) in this offering and the application of the net proceeds from this offering as described in “Use of Proceeds” in the Preliminary Prospectus, and assuming the foregoing transactions had been completed as of the first day of each of the periods mentioned above. These pro forma ratios do not necessarily reflect what our actual ratios of earnings to fixed charges would have been had these transactions occurred as of those dates or predict our ratio of earnings to fixed charges for any future period.

Capitalization:

The following table sets forth Allegion plc’s unaudited cash and capitalization as of June 30, 2017 on a historical basis and on an as adjusted basis to give effect to the Recent Financing Transactions and this offering and the use of proceeds therefrom. The following table replaces the table set forth under “Capitalization” in the Preliminary Prospectus. The information below should not be construed to be indicative of our capitalization or financial condition had the Recent Financing Transactions and this offering and the application of the use of proceeds therefrom been completed on the date assumed. The capitalization table below is not necessarily indicative of Allegion plc’s future capitalization or financial condition. This table should be read in conjunction with the information set forth under “Use of Proceeds” and “Description of Other Indebtedness” in the Preliminary Prospectus and the consolidated financial statements and the notes thereto incorporated by reference in the Preliminary Prospectus. The information in the Preliminary Prospectus is deemed to have changed to the extent affected by the size of the offering of the Notes and the final interest rate of the Notes.

	As of June 30, 2017
(in millions)	Actual	As adjusted
Cash and cash equivalents	$ 245.5	$ 289.5

Indebtedness:
Revolving credit facility(1)	—	—
Term Loan A(1)	856.3	—
New Revolving Credit Facility(1)	—	—
New Term Loan Facility(1)	—	700.0
5.75% Senior Notes due 2021(2)	300.0	—
5.875% Senior Notes due 2023(2)	300.0	—
Senior notes offered hereby	—	800.0
Other debt, including capital leases	1.0	1.0

Total indebtedness	$ 1,457.3	$ 1,501.0

Equity:
Ordinary shares, $0.01 par value	0.9	0.9
Retained earnings(3)	468.9	421.9
Accumulated other comprehensive loss	(204.5)	(204.5)
Noncontrolling interest	4.1	4.1

Total equity	$269.4	$222.4

Total capitalization	$1,726.7	$1,723.4

(1)	On September 12, 2017, we repaid our senior secured credit facilities and entered into the New Senior Unsecured Credit Facilities consisting of (i) a $700.0 million New Term Loan Facility and (ii) a $500.0 million New Revolving Credit Facility. The as adjusted amount gives effect to the assumed use of proceeds of this offering to repay approximately $165.0 million of borrowings under the New Revolving Credit Facility. See “Description of Other Indebtedness” for additional detail.
(2)	The as adjusted amount gives effect to the assumed use of proceeds of this offering to redeem in full the 2021 notes and the 2023 notes, including the payment of redemption premiums and fees and expenses related thereto.
(3)	The as adjusted amount gives effect to the estimated charges related to the redemption of the 2021 notes and the 2023 notes, which includes the write off of deferred financing costs, the payment of redemption premiums and fees and expenses, and the repayment of our senior secured credit facilities, which includes the write-off of deferred financing costs and other expenses.

(1) An explanation of the significance of ratings may be obtained from the rating agencies. Generally, rating agencies base their ratings on such material and information, and such of their own investigations, studies and assumptions, as they deem appropriate. The rating of the Notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

(2) We expect that delivery of the notes will be made against payment therefor on or about October 2, 2017, which is the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next seven succeeding business days will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

Allegion US Holding Company Inc. (the “Issuer”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Allegion plc has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC toll-free at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith at 1-800-294-1322 or Wells Fargo Securities, LLC at 1-800-645-3751.

This pricing term sheet is dated September 18, 2017. The information in this pricing term sheet supplements the preliminary prospectus of the Issuer, dated September 18, 2017 (the “Preliminary Prospectus”), and supersedes the information in the Preliminary Prospectus to the extent it is inconsistent with the information contained therein. This pricing term sheet is otherwise qualified in its entirety by reference to the Preliminary Prospectus. Financial information presented in the Preliminary Prospectus or incorporated by reference therein is deemed to have changed to the extent affected by the changes described herein. This pricing term sheet should be read together with the Preliminary Prospectus, including the documents incorporated by reference therein, before making a decision in connection with an investment in the Notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE 4

Electronic (Net roadshow) road show of the Company used in connection with the offering of the Securities